UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

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GLOBAL BLOOD THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-37539	27-4825712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Oyster Point Blvd., Suite 300
South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 741-7700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated Severance and Change in Control Policy

On January 7, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Global Blood Therapeutics, Inc. (the “Company”) approved an amendment and restatement to the Company’s Change in Control Policy, which was adopted in July 2015 (as amended and restated, the “Policy”). Pursuant to the Policy, in the event the employment of any of the Company’s named executive officers is terminated by the Company or its acquirer or successor without Cause or for Good Reason (as such terms are defined therein) within one year after the consummation of a sale event (the “Change in Control Period”), he or she will be entitled to receive the following payments and benefits, subject to his or her execution and non-revocation of a severance agreement within 60 days following the date of such termination, including a general release of claims:

•	a lump sum cash payment equal to 12 months (or 18 months in the case of the Company’s Chief Executive Officer) of the named executive officer’s then-current base salary;

•	payment of the named executive officer’s target incentive bonus payouts in the amounts equal to (i) 100% of the named executive officer’s incentive bonus target (or 150% in the case of the Company’s Chief Executive Officer) for the year in which the closing of the sale event occurred plus (ii) a prorated incentive bonus payout for the portion of the year in which the closing of the sale event occurred, prorated based on the named executive officer’s incentive bonus target and the date of termination of the named executive officer’s employment or other service relationship with the Company;

•	if the named executive officer elects to continue his or her group healthcare benefits, payment of an amount equal to the monthly employer contribution the Company would have made to provide the named executive officer with health insurance if he or she had remained employed by the Company until the earlier of (i) 12 months (or 18 months in the case of the Company’s Chief Executive Officer) following the date of termination or (ii) the end of the named executive officer’s COBRA health continuation period; and

•	all time-based stock options and other stock-based awards granted to the named executive officer will become fully exercisable and non-forfeitable and all performance-based awards will accelerate and vest based on the deemed achievement of 100% of target levels as of the date of the named executive officer’s termination.

In addition, pursuant to the Policy, in the event the employment of any named executive officer who executes a participation letter agreement in the form contemplated under the Policy is terminated by the Company or its acquirer or successor without Cause or for Good Reason (as such terms are defined therein) outside of the Change in Control Period, he or she will be entitled to receive the following payments and benefits, subject to his or her execution and non-revocation of a severance agreement within 60 days following the date of such termination, including a general release of claims:

•	a lump sum cash payment equal to 12 months of the named executive officer’s then-current base salary;

•	for the Company’s Chief Executive Officer only, payment of his target incentive bonus payouts in the amounts equal to (i) 100% of his incentive bonus target for the year in which such termination occurred plus (ii) a prorated incentive bonus payout for the portion of the year in which such termination occurred, prorated based on his incentive bonus target and the date of termination of his employment or other service relationship with the Company; and

•	if the named executive officer elects to continue his or her group healthcare benefits, payment of an amount equal to the monthly employer contribution the Company would have made to provide the named executive officer with health insurance if he or she had remained employed by the Company until the earlier of (i) 12 months following the date of termination or (ii) the end of the named executive officer’s COBRA health continuation period.

Upon a sale event, to the extent Section 280G of the Internal Revenue Code of 1986, as amended, is applicable, each named executive officer who is then employed with the Company will be entitled to receive the better treatment of: (i) payment of the full amounts set forth above to which the named executive officer is entitled or (ii) payment of such lesser amount that does not trigger excise taxes under Section 280G.

The foregoing description of the Policy is a summary of the material terms of such document, does not purport to be complete and is qualified in its entirety by reference to the Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cash Incentive Bonus Plan

On January 7, 2020, the Committee also adopted the Company’s Cash Incentive Bonus Plan (the “Bonus Plan”), which amends, restates and supersedes the Company’s Senior Executive Cash Incentive Bonus Plan previously adopted by the Committee in January 2016. Subject to certain eligibility criteria set forth therein, full-time and part-time employees of the Company, including named executive officers, are eligible to receive cash incentive bonus payments under the Bonus Plan.

The Bonus Plan provides for bonus payments to eligible employees (“Participants”) based upon (i) the attainment of performance objectives established by the Committee related to financial and operational metrics with respect to the Company or its subsidiaries, if any, for an applicable calendar year (the “Corporate Performance Goals”), and (ii) the attainment of objectives related to the individual Participant’s performance for such calendar year (the “Individual Performance Goals”). The Corporate Performance Goals may also be subject to a “minimum” hurdle and/or a “maximum” amount.

Any bonuses paid under the Bonus Plan will be based upon (i) objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Corporate Performance Goals and/or (ii) the Participant’s contribution to the Company’s success and his or her success in achieving his or her individual performance objectives, in each case for the applicable calendar year. The bonus formulas will be adopted for each calendar year by the Committee and communicated to each Participant at the beginning of such calendar year. No bonuses will be paid under the Bonus Plan unless and until the Committee makes a determination with respect to the attainment of the performance targets relating to the Corporate Performance Goals and/or Individual Performance Goals, as applicable. Notwithstanding the foregoing, the Committee may adjust bonuses payable under the Bonus Plan in its sole discretion.

Each Participant will have a targeted bonus opportunity set for each calendar year. The Committee may apportion the target award so that a portion is tied to attainment of Corporate Performance Goals and a portion is tied to attainment of Individual Performance Goals, in accordance with certain target bonus percentages set forth in the Bonus Plan with respect to the percentage of the Participant’s base salary expected to apply for any bonuses thereunder and the relative weighting thereof between Corporate Performance Goals and Individual Performance Goals, if any. A Participant must be employed by the Company as of the payment date in order to receive a bonus payment, except if such Participant’s employment is terminated due to death or disability or as otherwise specifically agreed to by the Committee. If a Participant’s employment is terminated due to disability or death, the Participant (or his or her legal representative, as applicable), will be paid a bonus in cash (if and to the extent earned) based upon the Participant’s actual base salary from the beginning of the applicable calendar year through the date of disability or death, as applicable.

Any bonuses paid under the Bonus Plan will be paid in cash to a Participant or the Participant’s legal representative, as applicable, no later than 2 ½ months following the applicable calendar year, and are subject to income and employment tax withholding as required by applicable law.

The foregoing description of the Bonus Plan is a summary of the material terms of such document, does not purport to be complete and is qualified in its entirety by reference to the Bonus Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Severance and Change in Control Policy
10.2	Cash Incentive Bonus Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: January 9, 2020	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer (Principal Financial Officer)